UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 17, 2016
Date of report (Date of earliest event reported)

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 S. PENNSYLVANIA AVE. CUDAHY, WISCONSIN		53110
(Address of Principal Executive Offices)		(Zip Code)
(414) 615-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Election of Director.
On February 17, 2016, our Board of Directors increased its size from nine to ten members, and elected Michael P. Ward to serve as a Class II director to fill the vacancy created by such increase. There is no arrangement or understanding between Mr. Ward and any other person pursuant to which he was selected as a director, and there are no related party transactions with respect to Mr. Ward reportable under Item 404(a) of Regulation S-K. Mr. Ward will receive compensation for his service on our Board consistent with our current compensatory arrangement for non-employee directors, as described under the heading “Director Compensation” in our Proxy Statement filed with the Securities and Exchange Commission on April 7, 2015.
On February 22, 2016, we issued a press release announcing Mr. Ward’s election to our Board. A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Shell Company Transactions.
Not applicable.
(d)	Exhibits.
Exhibit
Number

99.1	"Roadrunner Transportation Systems Announces Addition of New Board Member"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: February 22, 2016	By:	/s/ Peter R. Armbruster
Peter R. Armbruster
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	"Roadrunner Transportation Systems Announces Addition of New Board Member"